UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒	Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12
GRITSTONE ONCOLOGY, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing party:

	(4)	Date Filed:

Gritstone Oncology, Inc.
Dear Stockholder:
I am pleased to invite you to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Gritstone Oncology, Inc. (“Gritstone”), which will be held online at www.virtualshareholdermeeting.com/GRTS2020, on June 18, 2020 at 9:00 a.m. Pacific Time.
The attached Notice of Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, by phone or by mail. If you decide to attend the Annual Meeting, you will be able to vote electronically or via phone using the control number on your proxy card, even if you have previously submitted your proxy.
On behalf of the Board of Directors, I would like to express our appreciation for your interest in Gritstone.
Sincerely,

Andrew Allen, M.D., Ph.D.
President and Chief Executive Officer

GRITSTONE ONCOLOGY, INC.
5959 Horton Street, Suite 300
Emeryville, CA 94608
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 18, 2020
To the Stockholders of Gritstone Oncology, Inc.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Gritstone Oncology, Inc., a Delaware corporation (the “Company”), will be held on June 18, 2020, at 9:00 a.m. Pacific Time. The Annual Meeting will be held entirely online to allow greater participation and improved communication, and provide cost savings for our stockholders and the Company. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/GRTS2020, where you will be able to listen to the meeting live, submit questions and vote. The Annual Meeting will be held for the following purposes:
1.	To elect three Class II directors to hold office until the 2023 annual meeting of stockholders or until their successors are elected and qualified;
2.
To ratify the selection, by the audit committee of the Company’s board of directors, of Ernst & Young LLP, as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned common stock of the Company at the close of business on April 21, 2020 (the “Record Date”) can vote at this meeting or any adjournments that take place.
The board of directors recommends that you vote:
FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement; and
FOR the ratification of the appointment of Ernst & Young LLP, as the independent registered public accounting firm, as described in Proposal No. 2 of the Proxy Statement.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2019, AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE THREE CONVENIENT VOTING METHODS DESCRIBED IN THE “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” SECTION IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS OR NOTICE OF INTERNET AVAILABILITY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.
By Order of the Board of Directors

/s/ Andrew Allen
Andrew Allen, M.D., Ph.D.
President and Chief Executive Officer
Emeryville, California
April 24, 2020

i

GRITSTONE ONCOLOGY, INC.
5959 Horton Street, Suite 300
Emeryville, CA 94608

PROXY STATEMENT

FOR THE 2020 Annual Meeting OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON

JUNE 18, 2020
We have sent you this Proxy Statement and the enclosed Proxy Card because the board of directors of Gritstone Oncology, Inc. (referred to herein as the “Company,” “Gritstone,” “we,” “us” or “our”) is soliciting your proxy to vote at our 2020 Annual Meeting of stockholders (the “Annual Meeting”) to be held on Wednesday, June 18, 2020, at 9:00 a.m. Pacific Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/GRTS2020, where you will be able to listen to the meeting live, submit questions and vote online.
•	This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.
•	The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.
In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. We may retain outside consultants to solicit proxies on our behalf as well. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.
Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2019 (the “Form 10-K”), over the internet in lieu of mailing printed copies. We will begin mailing the Notice of Internet Availability to our stockholders of record as of April 21, 2020 (the “Record Date”) for the first time on or about April 24, 2020. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials, and will also contain instructions on how to request a printed copy of the Annual Meeting materials. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Form 10-K is also available in the “Investors & Media – SEC Filings” section of our website at http://www.gritstoneoncology.com.
The only outstanding voting securities of Gritstone are shares of common stock, $0.0001 par value per share (the “common stock”), of which there were 37,076,367 shares outstanding as of the Record Date (excluding any treasury shares). The holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in attendance online or represented by proxy, are required to hold the Annual Meeting.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING
Why am I receiving these materials?
We have made this Proxy Statement and Proxy Card available to you on the internet or, upon your request, have delivered printed proxy materials to you, because the board of directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting online to vote on the proposals described in this Proxy Statement. However, you are not required to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy over the telephone or on the internet.
This Proxy Statement, the Notice of Internet Availability, the Notice of Annual Meeting and accompanying Proxy Card were first made available for access by our stockholders on or about April 24, 2020 to all stockholders of record entitled to vote at the Annual Meeting.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 37,076,367 shares of common stock issued and outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting by attending the Annual Meeting online and following the instructions posted at www.virtualshareholdermeeting.com/GRTS2020 or you may vote by proxy. Whether or not you plan to attend the Annual Meeting online, we encourage you to fill out and return the Proxy Card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting online at www.virtualshareholdermeeting.com/GRTS2020. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting by attending the Annual Meeting online unless you request and obtain a valid Proxy Card from your broker or other agent.
What am I being asked to vote on?
You are being asked to vote on two proposals:
•	Proposal 1—the election of three Class II directors to hold office until our 2023 annual meeting of stockholders; and
•
Proposal 2—the ratification of the selection, by the audit committee of our board of directors, of Ernst & Young LLP, as our independent registered public accounting firm for the year ending December 31, 2020.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.
How do I attend the Virtual Annual Meeting?
This year’s Annual Meeting will be held entirely online to allow greater participation and improved communication and provide cost savings for our stockholders and the Company. Stockholders of record as of April 21, 2020 will be able to attend and participate in the Annual Meeting online by accessing www.virtualshareholdermeeting.com/GRTS2020. To join the Annual Meeting, you will need to have your 16-digit control number which is included on your Notice of Internet Availability of Proxy Materials and your proxy card.

Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the Annual Meeting.
How do I vote?
•	For Proposal 1, you may either vote “For” or “Withhold” your vote from, any of the nominees of the board of directors.
•	For Proposal 2, you may either vote “For” or “Against” or abstain from voting.
Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Annual Meeting. Alternatively, you may vote by proxy by using the accompanying Proxy Card, over the internet or by telephone. Whether or not you plan to attend the Annual Meeting online, we encourage you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote online. In such case, your previously submitted proxy will be disregarded.
•	To vote at the Annual Meeting, attend the Annual Meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/GRTS2020.
•
To vote using the Proxy Card, simply complete, sign and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.

•	To vote by proxy over the internet, follow the instructions provided on the Notice of Internet Availability.
•	To vote by telephone, you may vote by proxy by calling the toll free number found on the Notice of Internet Availability.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
We provide internet proxy voting to allow you to vote your shares online before the Annual Meeting takes place, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
Who counts the votes?
We have engaged Broadridge Financial Solutions, Inc. (“Broadridge”) as our independent agent to tabulate stockholder votes, or Inspector of Election. If you are a stockholder of record, your executed Proxy Card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to Broadridge on behalf of all its clients.
How are votes counted?
With respect to the election of directors (Proposal 1), you may vote “for” or “withhold” authority to vote for each of the nominees for the board of directors. If you “withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Broker non-votes will have no effect on the election of the nominees.

With respect to the ratification of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020 (Proposal 2), you may vote “for,” “against” or “abstain.” If you “abstain” from voting with respect to this proposal, your vote will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the vote for this proposal.
Votes will be counted by the Inspector of Election appointed for the Annual Meeting, who will separately count “For” and, with respect to Proposal 2, “Against” votes, abstentions and broker non-votes. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are “broker non-votes”?” and “Which ballot measures are considered “routine” or “non-routine”?”
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.
Which ballot measures are considered “routine” or “non-routine?”
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020 (Proposal 2), is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2. The election of directors (Proposal 1) is considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1.
How many votes are needed to approve the proposal?
Election of Directors (Proposal 1)—Directors shall be elected by a plurality of the votes cast (meaning that the three director nominees who receive the highest number of shares voted “For” their election are elected). “Withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of the nominees.
Ratification of Independent Registered Public Accounting Firm (Proposal 2)—The ratification of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020 requires the affirmative vote of the majority of the votes cast (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal). Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.
What if I return a Proxy Card but do not make specific choices?
If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted “For” the election of each of the three nominees for director, and “For” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.

Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of materials?
If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
•	You may submit another properly completed proxy, bearing a date later than the date of the original proxy.
•
You may send a written notice, bearing a date later than the date of the original proxy, that you are revoking your proxy to our Corporate Secretary at 5959 Horton Street, Suite 300, Emeryville, CA 94608.

•
You may attend the Annual Meeting online and vote by following the instructions at www.virtualshareholdermeeting.com/GRTS2020. Simply attending the Annual Meeting online will not, by itself, revoke your proxy.

If your shares are held in “street name” by your broker, bank or other agent, you should follow the instructions provided by them to change your vote.
When are stockholder proposals due for next year’s Annual Meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 25, 2020, to our Corporate Secretary at our principal executive offices; provided that if the date of the annual meeting is more than 30 days from June 18, 2021, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting. Pursuant to the bylaws, in order for a stockholder to present a proposal for next year’s annual meeting, other than proposals to be included in the proxy statement as described above, or to nominate a director, you must do so between February 18, 2021 and March 20, 2021; provided that if the date of that annual meeting is more than 30 days before or more than 60 days after June 18, 2021, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in attendance online or represented by proxy at the Annual Meeting. On the Record Date, there were 37,076,367 shares outstanding and entitled to vote. Accordingly, 18,538,184 shares must be represented by stockholders present at the Annual Meeting online or by proxy to have a quorum.
Your shares will be counted toward the quorum only if you submit a valid proxy or vote at the Annual Meeting. Abstentions and “Withhold” votes will be counted toward the quorum requirement. If there is no quorum, either the chair of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, in attendance online or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.
Implications of being an “emerging growth company.”
We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about our executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of: (1) December 31, 2023, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such year or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our board of directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a staggered, three-year term. Unless the board of directors determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the board of directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.
The board of directors currently consists of seven seated directors, divided into the three following classes:
•	Class I directors: Andrew Allen, M.D., Ph.D. and Judith Li, whose current terms will expire at the annual meeting of stockholders to be held in 2022;
•	Class II directors: Richard Heyman, Ph.D., Thomas Woiwode, Ph.D., and Nicholas Simon, whose current terms will expire at the Annual Meeting; and
•	Class III directors: Steve Krognes and Elaine Jones, Ph.D., whose current terms will expire at the annual meeting of stockholders to be held in 2021.
At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.
Drs. Heyman and Woiwode and Mr. Simon have been nominated to serve as Class II directors and have each elected to stand for reelection. Each director to be elected will hold office from the date of their election by the stockholders until the third subsequent annual meeting of stockholders or until his or her successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.
Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the board of directors may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.
The following table sets forth, for the Class II nominees (who are currently standing for re-election) and for our other current directors who will continue in office after the Annual Meeting, information with respect to their ages as of April 21, 2020 and position/office held within the Company:
Name	Age	Position/Office Held With the Company	Director Since
Class I Directors whose terms expire at the 2022 Annual Meeting of Stockholders
Andrew Allen, M.D., Ph.D.	53	President, Chief Executive Officer and Director	2015
Judith Li(1)	36	Director	2017

Class II Directors whose terms expire at the Annual Meeting
Richard Heyman, Ph.D.(1)(2)	62	Director	2015
Thomas Woiwode, Ph.D.(1)(2)	48	Director	2015
Nicholas Simon(3)	66	Director	2015

Class III Directors whose terms expire at the 2021 Annual Meeting of Stockholders
Steve Krognes(2)(3)	51	Director	2018
Elaine Jones, Ph.D.(3)	65	Director	2019
(1)	Member of the nominating and corporate governance committee.
(2)	Member of the compensation committee.
(3)	Member of the audit committee.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the board of directors to conclude that they should serve as directors.
Nominees for Election to a Three-Year Term Expiring at the 2023 Annual Meeting of Stockholders
Richard Heyman, Ph.D. has served as a member of our board of directors since November 2015. Dr. Heyman is executive chairman of the board of directors and co-founder of Metacrine, Inc., a biotechnology company developing new therapeutics for the treatment of liver and gastrointestinal diseases. He also is the co-founder and chairman of the board of directors of ORIC Pharmaceuticals, which is developing drugs to overcome resistance in cancer. Previously, Dr. Heyman served as president and chief executive officer of Seragon Pharmaceuticals Inc., or Seragon, a privately-held biotechnology company, which was acquired by Genentech in 2014. Prior to Seragon, he co-founded and served as president and chief executive officer of Aragon Pharmaceuticals, Inc., or Aragon, until it was purchased by Johnson & Johnson in 2013. He has been involved in the discovery and development of multiple therapeutic agents approved by the FDA, including the recently approved prostate cancer drug, Erleada. Dr. Heyman is a venture partner for Arch Ventures and also serves on the boards of directors for private life sciences companies Yumanity Therapeutics, Vividion Therapeutics and Amunix Inc. He is Vice Chair of the Board of Trustees at the Salk Institute, on the Board Foundation for the American Association for Cancer Research, or AACR, and on the executive committee at the University of California at San Diego Moores Cancer Center. He has won numerous awards including Ernst and Young San Diego Regional Entrepreneur of the Year and the Endocrine Society Outstanding Innovation Award. Dr. Heyman received a B.S. in chemistry from the University of Connecticut and a Ph.D. in pharmacology from the University of Minnesota. He was an NIH post-doctoral fellow and staff scientist at the Salk Institute. We believe that Dr. Heyman is qualified to serve on our board of directors due to his educational background and his experience as a board member and senior executive of biotechnology and pharmaceutical companies.
Nicholas Simon has served as a member of our board of directors since September 2015. Mr. Simon is a Senior Managing Director in the Blackstone Life Sciences group, having joined Blackstone as part of its acquisition of Clarus Ventures, LLC, or Clarus, in December of 2018. Prior to joining Blackstone, Mr. Simon was co-founder and Managing Director of Clarus, a venture capital firm focused on life sciences companies, since the firm’s inception in 2005. Prior to Clarus, Mr. Simon was a general partner at MPM Capital, Inc., a healthcare venture capital firm. He has more than 20 years of operating and investment experience in the biopharmaceutical industry including serving as vice president of business and corporate development at Genentech from 1989 to 2000. In addition to Gritstone, Mr. Simon is currently a member of the board of directors of Nuvelution Pharma, Inc., a private pharmaceutical company, and of Lycera Corp., a private pharmaceutical company. He has also been a member of the board of directors of numerous private and public life sciences companies including Achillion Pharmaceuticals, Inc., Avanir Pharmaceuticals, Inc., Barrier Therapeutics, Inc., Biovitrum AB, CoTherix, Inc., InterMune, Inc., Pearl Therapeutics Inc., QuatRx Pharmaceuticals Co., Rigel Pharmaceuticals, Inc., and Sangstat Medical Corporation. Mr. Simon is also a trustee at the Gladstone Institute, a private not-for-profit research institute affiliated with the University of California, San Francisco. Mr. Simon received a B.S. in microbiology from the University of Maryland and an M.B.A. from Loyola University. We believe that Mr. Simon is qualified to serve on our board of directors due to his experience as a board member of biotechnology and pharmaceutical companies, and his experience as an investor in new life sciences companies.
Thomas Woiwode, Ph.D. has served as a member of our board of directors since September 2015. Dr. Woiwode has been with Versant Venture Management, LLC, or Versant Ventures, a healthcare investment firm, since 2002 in various capacities, serving as a managing director since July 2014 and previously as a venture partner from June 2011 to July 2014. He has also served in a number of operating roles over this time, most recently as the chief operating officer of Okairos AG, or Okairos, a biopharmaceutical company developing genetic vaccines for major infectious diseases, from April 2011 until May 2013. Prior to Okairos, Dr. Woiwode co-founded EuroVentures, a wholly owned biotechnology incubator within Versant Ventures, and in this role, served as the founding chief business officer for three biotechnology companies created within Versant Ventures. Before joining Versant Ventures, Dr. Woiwode also served as a research scientist at XenoPort, Inc. Dr. Woiwode currently serves on the boards of directors of Adverum Biotechnologies, Inc. and Passage BIO, Inc., each a publicly traded biotechnology company, as well as multiple other privately-held companies. Dr. Woiwode previously served on the boards of directors of publicly traded biopharmaceutical companies CRISPR

Therapeutics AG (from April 2014 to June 2019) and Audentes Therapeutics, Inc. (from July 2013 to July 2017), as well as several other privately-held life sciences companies. Dr. Woiwode holds a B.A. in English and a B.S. in Chemistry from the University of California, Berkeley and a Ph.D. in Organic Chemistry as an NSF Fellow from Stanford University. We believe that Dr. Woiwode is qualified to serve on our board of directors due to his educational background, his experience as a board member and senior executive of biotechnology and pharmaceutical companies, and his experience as an investor in new life sciences companies.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH NAMED NOMINEE.
Directors Continuing in Office Until the 2021 Annual Meeting of Stockholders
Steve Krognes has served as a member of our board of directors since July 2018. Mr. Krognes has served as chief financial officer of Denali Therapeutics Inc., or Denali, since October 2015. Mr. Krognes joined Denali from Genentech, where he served as chief financial officer and a member of the executive committee from April 2009 to September 2015. Mr. Krognes also oversaw Genentech’s site services organization between 2011 and 2015, and Genentech’s information technology organization between 2009 and 2011. He chaired the Genentech Access to Care Foundation between 2009 and 2015. From January 2004 to April 2009, Mr. Krognes served as head of mergers and acquisitions and a member of the finance executive committee at Roche, a Swiss biotechnology company. From July 2002 to December 2003, Mr. Krognes served as director of mergers and acquisitions at Danske Bank based in Norway. From April 2000 to June 2002, he was a venture capitalist with Pylonia Ventures, a Swedish venture investments company. Prior to that, Mr. Krognes worked as a consultant at McKinsey & Company and an investment banker at Goldman Sachs, based in London and Boston. Mr. Krognes currently serves as a member of the boards of directors of Corvus Pharmaceuticals, a publicly traded biopharmaceutical company, and RLS Global AB, a publicly traded Swedish life sciences company. Mr. Krognes served as a board member of the California Life Sciences Association between 2010 and 2015, and the California Academy of Sciences, a private scientific and educational institution, between 2012 and 2017. He received his M.B.A. from Harvard Business School and his B.S. in economics from the Wharton School of the University of Pennsylvania. We believe Mr. Krognes is qualified to serve on our board of directors due to his experience as a board member and senior executive of biotechnology and pharmaceutical companies.
Elaine Jones, Ph.D. has served as a member of our board of directors since September 2019. Dr. Jones was most recently vice president, worldwide business development and senior partner at Pfizer Ventures, the corporate venture capital arm of Pfizer Inc. During her tenure from 2008 to 2019, Dr. Jones was responsible for managing biotechnology and healthcare investments for Pfizer, as well as serving on the board of directors for several biotechnology companies. Prior to this, Dr. Jones held the position of general partner at EuclidSR Partners, a venture firm specializing in private investment in both private and public equity within the health sciences, healthcare, biopharmaceutical sectors. Dr. Jones began her investing career in 1999 at S.R. One, the corporate investment fund of GlaxoSmithKline. During her venture career, she served on the boards of more than 20 early to mid-stage biotechnology, therapeutic and pharmaceutical companies. Previously, Dr. Jones was the director of scientific licensing at SmithKline Beecham and a research scientist in the research and development division of SmithKline Beecham Pharmaceuticals. Dr. Jones has served as a member of the boards of directors of publicly traded biopharmaceutical companies, CytomX Therapeutics and NextCure, Inc. since May 2019. Dr. Jones also currently serves on the boards of directors of the Novartis Venture Fund and Mironid Ltd. and on the board of trustees of Juniata College. Dr. Jones previously served as a member of the boards of directors of multiple public and private life sciences companies, including Mersana Therapeutics (from July 2012 to June 2018) and Mirna Therapeutics (from October 2012 to June 2016). She received a B.S. in biology from Juniata College and a Ph.D. in microbiology from the University of Pittsburgh. We believe that Dr. Jones is qualified to serve on our board of directors due to her educational background, her experience as a board member of biotechnology and pharmaceutical companies, and her experience as an investor in new life sciences companies.
Directors Continuing in Office Until the 2022 Annual Meeting of Stockholders
Andrew Allen, M.D., Ph.D. co-founded Gritstone Oncology, Inc. and has served as our President and Chief Executive Officer and a member of our board of directors since September 2015. Prior to Gritstone, in April 2009, Dr. Allen co-founded Clovis Oncology, Inc., a public pharmaceutical development company, and served as its executive vice president of clinical and preclinical development and chief medical officer from April 2009 to July 2015. Prior to that, he was chief medical officer at Pharmion Corporation from 2006 to 2008. Previously,

Dr. Allen served in clinical development leadership roles at Chiron Corporation and Abbott Laboratories, and worked at McKinsey & Company, where he advised life science companies on strategic issues. He currently serves on the board of directors of Epizyme, Inc., a publicly traded biopharmaceutical company, Sierra Oncology, Inc., a publicly traded biopharmaceutical company, TCR2 Therapeutics Inc, a publicly traded biopharmaceutical company, and Revitope Inc., a privately-held biotechnology company. Dr. Allen previously served on the board of directors of Cell Design Labs, a private biotechnology company, from November 2015 until its acquisition by Gilead Sciences, Inc. in December 2017. Dr. Allen qualified in medicine at Oxford University and received a Ph.D. in immunology from Imperial College of Science, Technology and Medicine in London. We believe Dr. Allen is qualified to serve on our board of directors due to his educational experience and his experience as a senior executive of biotechnology and pharmaceutical companies, including his service as our chief executive officer.
Judith Li has served as a member of our board of directors since September 2017. Ms. Li has served as a partner at Lilly Asia Ventures, or LAV, which is based in Hong Kong and Shanghai and focuses on early and growth stage investments across biopharmaceuticals, medical devices, and diagnostics both domestically and cross-border, since 2013. Ms. Li currently serves on the boards of directors of NextCure, Inc., a publicly traded biopharmaceutical company, as well as several of LAV’s private portfolio companies, including Fortis Therapeutics, Inhibrx, Inc., E-Scape Bio and TMunity Therapeutics. From April 2014 to October 2017, she served on the board of Crown BioScience Inc., a biotechnology company which was publicly listed on the Taiwan Stock Exchange until it was acquired in December 2017. Previously, Ms. Li served as a senior business analyst at McKinsey & Company, worked in hospital administration at Partners Healthcare, and co-founded an interventional nephrology medical device venture. Judith holds a B.A. in biology from Harvard and an M.B.A. from Harvard Business School. We believe that Ms. Li is qualified to serve on our board of directors due to her experience as a board member of biotechnology and pharmaceutical companies, and her experience as an investor in new life sciences companies.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our board of directors has engaged Ernst & Young LLP (“EY”), as our independent registered public accounting firm for the year ending December 31, 2020, and is seeking ratification of such selection by our stockholders at the Annual Meeting. EY has audited our financial statements for each of our fiscal years since the fiscal year ended December 31, 2015. Representatives of EY are expected to be in attendance online at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of EY as our independent registered public accounting firm. However, the audit committee is submitting the selection of EY to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain EY. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
Principal Accountant Fees and Services
The following table provides information regarding the fees incurred to EY during the years ended December 31, 2019 and 2018. The audit committee approved all of the fees described below incurred since our initial public offering (“IPO”) in October 2018.
	Year Ended December 31,
	2019	2018
Audit Fees(1)	$1,200,000	$2,044,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	22,000
All Other Fees(4)	3,000	3,000
Total Fees	$1,203,000	$2,069,000
(1)
Audit fees are fees for professional services for the audit of the Company’s 2019 and 2018 financial statements, the review of quarterly financial statements, and for services that are normally provided by the accountant in connection with other statutory and regulatory filings or engagements. Fees for the year ended December 31, 2018 include services associated with our IPO, which was completed in October 2018.

(2)	Audit-related fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of a company’s financial statements.
(3)	Tax fees are fees for tax compliance, tax advice and tax planning.
(4)	Represents fees related to accessing Ernst & Young LLP’s online research database in 2018.
Pre-Approval Policies and Procedures
The audit committee or a delegate of the audit committee pre-approves, or provides pursuant to pre-approvals policies and procedures for the pre-approval of, all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the audit committee and is available at http://www.gritstoneoncology.com.
The audit committee approved all of the audit, audit-related, tax and other services provided by EY for 2018 and all of the audit, audit-related, tax and other services provided by EY in 2019 and, in each case, the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, are periodically reviewed and approved by the audit committee.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Gritstone under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our board of directors. The audit committee’s functions are more fully described in its charter, which is available on our website at http://www.gritstoneoncology.com. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management Gritstone’s audited financial statements as of and for the year ended December 31, 2019.
The audit committee has discussed with Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission (“SEC”). In addition, the audit committee discussed with EY their independence, and received from EY the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the audit committee discussed with EY, with and without management present, the scope and results of EY’s audit of such financial statements.
Based on these reviews and discussions, the audit committee has recommended to our board of directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC. The audit committee also has engaged EY as our independent registered public accounting firm for the fiscal year ending December 31, 2020 and is seeking ratification of such selection by the stockholders.
Audit Committee
Steve Krognes, Chair
Nicholas Simon
Elaine Jones, Ph.D.

CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at http://www.gritstoneoncology.com. Any amendments to the code, or any waivers of its requirements, will be disclosed on our website.
Corporate Governance Guidelines
We believe in sound corporate governance practices and have adopted formal corporate governance guidelines to enhance our effectiveness. Our board of directors adopted these corporate governance guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The corporate governance guidelines are also intended to align the interests of directors and management with those of our stockholders. The corporate governance guidelines set forth the practices our board of directors follows with respect to board of directors and committee composition and selection, board of directors meetings, Chief Executive Officer performance evaluation and succession planning. A copy of our corporate governance guidelines is available on our website at http://www.gritstoneoncology.com.
Independence of the Board of Directors
As required under the Nasdaq Global Select Market (“Nasdaq”) rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by such board. The board of directors consults with the Company’s counsel to ensure that the board of directors’ determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.
Consistent with these considerations, our board of directors has determined that all of our directors, other than Dr. Allen, qualify as “independent” directors in accordance with the Nasdaq listing requirements. Dr. Allen is not considered independent because he is an employee of Gritstone. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors considered information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.
As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our board of directors are comprised entirely of directors determined by the board of directors to be independent within the meaning of Nasdaq and SEC rules and regulations applicable to the members of such committees.
Leadership Structure of the Board
Our bylaws and corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of Chairman of the board of directors and Chief Executive Officer and to implement a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. While we do not currently have an appointed Chairman or lead independent director, Dr. Heyman presides over the executive sessions of the board of directors and as a liaison between management and the board of directors.
Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process
Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks.
Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements. Our nominating and governance committee monitors the effectiveness of our corporate governance guidelines and considers and approves or disapproves any related-person transactions. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Board Committees
Audit Committee
Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee:
•	appoints our independent registered public accounting firm;
•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;
•	determines the engagement of the independent registered public accounting firm;
•	reviews and approves the scope of the annual audit and the audit fee;
•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
•	approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•	monitors the rotation of partners of the independent registered public accounting firm on our engagement team in accordance with requirements established by the SEC;
•
is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	reviews our critical accounting policies and estimates;
•	reviews all related party transactions on an ongoing basis;
•	establishes procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal controls or auditing matters;
•	annually reviews and assesses treasury functions including cash management process;
•	discusses on a periodic basis, or as appropriate, with management, our policies, programs and controls with respect to risk assessment and risk management;
•	reviews our compliance and ethics programs, including legal and regulatory requirements;
•	consults with management to establish procedures and internal controls relating to cybersecurity;

•	reviews management’s report on its assessment of the effectiveness of internal control over financial reporting and any changes thereto;
•	investigates any matters received, and reports to the Board periodically, with respect to ethics issues, complaints and associated investigations; and
•	reviews the audit committee charter and the committee’s performance at least annually.
During 2019, the members of our audit committee were Messrs. Krognes and Simon and Svennilson (until Mr. Svennilson’s resignation from the board of directors in September 2019) and Dr. Jones (beginning with her appointment in September 2019). The current members of our audit committee are Messrs. Krognes and Simon and Dr. Jones. Mr. Krognes serves as the chairperson of the committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board of directors has determined that Mr. Krognes is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our board of directors has determined that each of the members of our audit committee are independent under the applicable rules of the SEC and Nasdaq. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the audit committee charter is available to security holders on the Company’s website at http://www.gritstoneoncology.com.
Compensation Committee
Our compensation committee oversees policies relating to compensation and benefits of our officers and employees. The compensation committee reviews and approves or recommends corporate goals and objectives relevant to compensation of our executive officers (other than our Chief Executive Officer), evaluates the performance of these officers in light of those goals and objectives and approves the compensation of these officers based on such evaluations. The compensation committee also reviews and approves or makes recommendations to our board of directors regarding the issuance of stock options and other awards under our stock plans to our executive officers (other than our Chief Executive Officer). The compensation committee reviews the performance of our Chief Executive Officer and makes recommendations to our board of directors with respect to his compensation and our board of directors retains the authority to make compensation decisions relative to our Chief Executive Officer. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter. The current members of our compensation committee are Drs. Woiwode and Heyman and Mr. Krognes. Dr. Woiwode serves as the chairperson of the committee. Each of the members of our compensation committee is independent under the applicable rules and regulations of Nasdaq and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the compensation committee charter is available to security holders on the Company’s website at http://www.gritstoneoncology.com.
Our compensation committee has retained Radford, Inc. (“Radford”), a national compensation consulting firm, to serve as its independent compensation consultant and to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis, to provide the committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals of management. Radford reports directly to the compensation committee and does not provide any non-compensation related services to the Company. The compensation committee reviewed the independence of Radford, employing the independence factors specified in the listing requirements of Nasdaq. Based on this assessment, the compensation committee determined that the engagement of Radford does not raise any conflicts of interest or similar concerns. In addition, the compensation committee evaluated the independence of its other outside advisors to the compensation committee, including outside legal counsel, considering the same independence factors and concluded their work for the compensation committee does not raise any conflicts of interest.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of our board of directors. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our board of directors concerning governance matters. The current members of our nominating and corporate governance committee are Drs. Heyman and Woiwode and Ms. Li. Ms. Li serves as the chairperson of the committee. Each of the members of our nominating and corporate governance committee is an independent director under the applicable rules and regulations of Nasdaq relating to nominating and corporate governance committee independence. The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the nominating and corporate governance committee charter is available to security holders on the Company’s website at http://www.gritstoneoncology.com.
The nominating and corporate governance committee will consider director candidates recommended by stockholders. For a stockholder to make any nomination for election to the board of directors at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our bylaws. As set forth in our bylaws, submissions must include the name and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s indirect and direct interests in shares of the Company’s common stock, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our Corporate Secretary, at 5959 Horton Street, Suite 300, Emeryville, CA 94608.
Board Diversity
Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including but not limited to the following:
•	personal and professional integrity;
•	ethics and values;
•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•	experience in the industries in which we compete;
•	experience as a board member or executive officer of another publicly held company;
•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
•	conflicts of interest; and
•	practical and mature business judgment.
Currently, our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance
During 2019, our board of directors met eight times, the audit committee met four times, the compensation committee met six times and the nominating and corporate governance committee met three times. During 2019, each board of directors member, except for Peter Svennilson, attended at least 75% of the meetings of the board of directors and of the committees of the board of directors on which he or she served, in each case, to the extent appointed as a board of directors member at the relevant time of each meeting. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders.
Stockholder Communications with the Board of Directors
Should stockholders wish to communicate with the board of directors or any specified individual directors, such correspondence should be sent to the attention of the Corporate Secretary, at 5959 Horton Street, Suite 300, Emeryville, CA 94608. The Corporate Secretary will forward the communication to the board of directors.
Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2019, Thomas Woiwode, Ph.D., Richard Heyman, Ph.D., and Steve Krognes served as members of our compensation committee. None of the members of our compensation committee during 2019 nor any of the current members of the committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our board of directors or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a description of transactions since January 1, 2019 to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or beneficial owners of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.
Director and Executive Officer Compensation
See “Executive Compensation” and “Director Compensation” for information regarding compensation of directors and executive officers.
Employment Agreements
We have entered into employment agreements with our executive officers. For more information regarding these agreements, see “Executive Compensation—Narrative to Summary Compensation Table and Outstanding Equity Awards at 2019 Fiscal Year End.”
Investors’ Rights Agreement
We entered into an amended and restated investors’ rights agreement with the purchasers of our outstanding preferred stock and certain of our other stockholders, including entities with which certain of our directors are affiliated. As of December 31, 2019, the holders of approximately 5.7 million shares of our common stock are entitled to rights with respect to the registration of their shares under the Securities Act.
Indemnification Agreements and Directors’ and Officers’ Liability Insurance
We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to, among other things, indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have obtained an insurance policy that insures our directors and executive officers against certain liabilities, including liabilities arising under applicable securities laws.
Policies and Procedures for Related Party Transactions
Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including without limitation purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including but not limited to whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

EXECUTIVE OFFICERS
The executive officers of Gritstone are set forth below with their ages as of April 21, 2020:
Name	Age	Position(s)
Andrew Allen, M.D., Ph.D.	53	President, Chief Executive Officer and Director
Jean-Marc Bellemin	48	Executive Vice President, Chief Financial Officer
Matthew Hawryluk, Ph.D.	42	Executive Vice President, Chief Business Officer
Erin Jones	48	Executive Vice President, Global Head of Regulatory Affairs and Quality Assurance
Karin Jooss, Ph.D.	55	Executive Vice President of Research, Chief Scientific Officer
Raphaël Rousseau, M.D., Ph.D.	51	Executive Vice President, Chief Medical Officer
Rahsaan Thompson	49	Executive Vice President, General Counsel
Vijay Yabannavar, Ph.D.	59	Executive Vice President, Manufacturing and Technical Operations
Roman Yelensky, Ph.D.	41	Executive Vice President, Chief Technology Officer
Executive Officers
The following biographical information is furnished with regard to our executive officers (except for Dr. Allen, whose biographical information appears above under “Nominees for Election to a Three-Year Term Expiring at the 2023 Annual Meeting of Stockholders”) as of April 21, 2020:
Jean-Marc Bellemin has served as our Executive Vice President of Finance and Chief Financial Officer since January 2018. Prior to Gritstone, from January 2008 to December 2017, Mr. Bellemin served as senior vice president, market access, business solutions and services of Actelion Pharmaceuticals US Inc., or Actelion, a biotechnology company, until Actelion was acquired by Johnson & Johnson in 2017. Prior to Actelion, Mr. Bellemin held several financial leadership roles at Guerbet Group. Mr. Bellemin received a university degree in economics, a master’s degree in finance from Université Paris Dauphine, a postgraduate degree in finance and accounting from Université Paris II Panthéon-Assas and an M.B.A. from the ESSEC Business School in Paris, France.
Matthew Hawryluk, Ph.D. has served as our Executive Vice President and Chief Business Officer since November 2015. Prior to Gritstone, from April 2011 to October 2015, Dr. Hawryluk held positions of increasing responsibility at Foundation Medicine, Inc., or Foundation Medicine, a public molecular diagnostics company, most recently serving as vice president, corporate and business development. Previously, he held roles in business development, marketing and product management across multiple divisions of Thermo Fisher Scientific, Inc. Dr. Hawryluk received a B.S. from the University of Notre Dame, a Ph.D. in cell biology and protein biochemistry from the University of Pittsburgh School of Medicine and an M.B.A. at Carnegie Mellon University’s Tepper School of Business as a Swartz Entrepreneurial Fellow.
Erin Jones has served as our Executive Vice President, Global Head of Regulatory Affairs and Quality Assurance since May 2016. Prior to Gritstone, from July 2014 to April 2016, Mr. Jones served as vice president, global head of regulatory affairs, medical writing, pharmacology and toxicology at Puma Biotechnology, Inc., or Puma, a public biopharmaceutical company. Prior to Puma, Mr. Jones served as director, regulatory affairs at BioMarin Pharmaceutical Inc. from July 2012 to July 2014. Earlier in his career, Mr. Jones held various positions at Genentech, Inc., or Genentech, a biotechnology corporation and subsidiary of Roche, including head of regulatory intelligence and leader of the HER Franchise Regulatory Group. Mr. Jones received a B.S. in microbiology and chemistry from the University of Pittsburgh and an M.S. in computer systems from Pennsylvania State University.
Karin Jooss, Ph.D. has served as our Executive Vice President of Research and Chief Scientific Officer since April 2016. Prior to Gritstone, from May 2009 to April 2016, Dr. Jooss served as head of cancer immuno-therapeutics in the vaccine immuno-therapeutics department at Pfizer, Inc., or Pfizer, a public pharmaceutical company, where she was also a member of the vaccine immuno-therapeutics leadership team and served as head of the immuno-pharmacology team. Prior to joining Pfizer, Dr. Jooss served as vice president of research at Cell Genesys, Inc., or Cell Genesys, from June 2005 to April 2009, and as senior director of research at Cell Genesys from July 2001 to June 2005. She is on the editorial board of Molecular Therapy and the Journal of Gene Medicine and is a member of the Immunology and Educational Committee of the American Society of

Gene & Cell Therapy and the Industry Task Force of the Society for Immunotherapy of Cancer. Dr. Jooss has served on the board of directors of Fate Therapeutics, Inc., a publicly traded biopharmaceutical company, since March 2019. Dr. Jooss received her diploma in theoretical medicine from the University of Marburg in Germany, a Ph.D. in molecular biology and immunology from the University of Marburg in Germany and performed postgraduate work in gene therapy and immunology at the University of Pennsylvania.
Raphaël Rousseau, M.D., Ph.D. has served as our Executive Vice President, Chief Medical Officer since April 2017. Prior to Gritstone, from July 2012 to March 2017, Dr. Rousseau served as senior group medical director and global franchise head, pediatrics of Genentech. Before Genentech, Dr. Rousseau was senior medical director and lead of the pediatric global development team at Roche from October 2010 to June 2012, and international medical leader, hematology, at Roche from January 2009 to September 2010. Before joining Roche, Dr. Rousseau was a professor of medical and pediatric oncology at the Université Claude Bernard in Lyon, France. At the Léon Bérard Comprehensive Cancer Center in Lyon, Dr. Rousseau was head of the pediatric translational research program. Earlier in his career, he was a clinical fellow at Texas Children’s Cancer Center and a research fellow at the Center for Cell and Gene Therapy at Baylor College of Medicine in Houston. He received a Ph.D. in therapeutic biotechnologies at the Université Denis Diderot and an M.D. from Université René Descartes, both in Paris. He is board certified in pediatrics and has a sub-specialty certification in pediatric hematology-oncology.
Rahsaan Thompson has served as our Executive Vice President and General Counsel since April 2020. Previously, Mr. Thompson was the general counsel for Opiant Pharmaceuticals, where he was responsible for all legal aspects of corporate strategy, intellectual property, transactions, compliance and regulatory matters. Previously, as the vice president of law for Actelion Pharmaceuticals, he led the Actelion Law Department based in San Francisco, California. Before joining Actelion, he worked for the law firm of Quarles & Brady in Chicago, Illinois. Mr. Thompson was the associate general counsel at Abraxis Bioscience, before its acquisition by Celegene. Mr. Thompson also served as corporate counsel at McKesson Corporation. He began his career as an assistant district attorney in the Philadelphia District Attorney’s office. Mr. Thompson obtained his bachelor’s degree from Southern Methodist University and his law degree from Hofstra University.
Vijay Yabannavar, Ph.D. has served as our Executive Vice President, Manufacturing and Technical Operations, since July 2019. Previously, Dr. Yabannavar served as vice president of global technical operations (vaccines, biologics and sterile operations) at Merck from 2015 until June 2019. Prior to 2015, he was senior vice president of manufacturing & technical development at Emergent BioSolutions, and the site head of Emergent’s Baltimore manufacturing facility with a biodefense focus. From 2007 to 2010, Dr. Yabannavar was vice president of process development and manufacturing at Trubion Pharmaceuticals. Prior to that, he was the head of technical research and development for Novartis Pharmaceuticals. Dr. Yabannavar also held similar technical product and process development roles at Chiron Corporation and Schering-Plough Corporation. He has served as a member of the Advisory Board for the Chemical Engineering and Materials Science Department at the University of California, Davis. Dr. Yabannavar obtained his Ph.D. in chemical engineering from the Massachusetts Institute of Technology and his B. Tech. in chemical engineering from the Indian Institute of Technology Bombay.
Roman Yelensky, Ph.D. has served as our Executive Vice President, Chief Technology Officer since March 2017. He joined Gritstone at its inception in October 2015 as executive vice president of sequencing and bioinformatics. Prior to Gritstone, from July 2010 to September 2015, Dr. Yelensky served as vice president of biomarker and companion diagnostic development at Foundation Medicine. Prior to Foundation Medicine, Dr. Yelensky was a senior scientist in biomarker development at Novartis AG from April 2009 to July 2010. He received a B.A. in computer science from Cornell University, an M.S. in computer science from Stanford University and a Ph.D. in bioinformatics and integrative genomics from the Harvard-MIT Division of Health Sciences and Technology.

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our “named executive officers” in the “Summary Compensation Table” below. In 2019, our named executive officers and their positions were as follows:
•	Andrew Allen, M.D., Ph.D., President and Chief Executive Officer;
•	Raphael Rousseau, M.D., Ph.D., Executive Vice President and Chief Medical Officer; and
•	Karin Jooss, Ph.D., Executive Vice President of Research and Chief Scientific Officer.
As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.
Summary Compensation Table
The following table provides information regarding the compensation of our named executive officers for the fiscal years presented.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Andrew Allen, M.D., Ph.D. President and Chief Executive Officer	2019	533,333	—	1,395,171	253,333	5,600	2,187,437
	2018	475,250	—	921,566	250,100	5,500	1,652,416
Raphael Rousseau, M.D., Ph.D. Executive Vice President and Chief Medical Officer	2019	422,300	—	511,435	160,474	5,600	1,099,809
	2018	410,000		343,311	151,034	5,500	909,845
Karin Jooss, Ph.D. Executive Vice President of Research and Chief Scientific Officer	2019	391,472	—	511,435	148,759	30,636	1,082,302
	2018	380,070		333,907	150,008	23,055	887,040
(1)
The amounts included in this column reflect the aggregate grant date fair value of stock options computed in accordance with the provisions of Accounting Standards Codification (ASC) 718, Compensation – Stock Compensation. The assumptions that we used to calculate these amounts are discussed in Note 10 to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(2)	The amounts included in this column reflect bonus payments earned pursuant to our annual cash bonus program.
(3)
Other than for Dr. Jooss, the amount reported represents 401(k) plan matching contributions made by us. For Dr. Jooss, the amount reported for 2019 represents (i) $5,097 of 401(k) plan matching contributions made by us, (ii) $17,634 paid by us to Dr. Jooss to reimburse her for commuting expenses, and (iii) $7,905 paid by us to Dr. Jooss to reimburse taxes she incurred in connection with her commuting expense reimbursement.

Outstanding Equity Awards at Fiscal Year-End 2019
The following table provides information regarding equity awards held by our named executive officers as of December 31, 2019.
Name		Option Awards				Stock Awards
	Vesting Start Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Andrew Allen, M.D., Ph.D	03/01/19	33,750	146,250	12.02	02/12/29
	09/27/18	44,383	97,645	9.59	08/06/28
Raphael Rousseau, M.D., Ph.D.	03/01/19	12,375	53,625	12.02	02/12/29
	09/27/18	16,530	36,367	9.59	08/06/28
	04/17/17	100,222	55,104	0.76	05/17/27
Karin Jooss, Ph.D.	03/01/19	12,375	53,625	12.02	02/12/29
	09/27/18	16,077	35,371	9.59	08/06/28
	04/15/16(3)					26,823	240,602
(1)	Options vest as to 1/48th of the shares initially underlying the option on each monthly anniversary of the vesting start date, subject to continued service to us.
(2)	Amounts calculated based on the closing price of our common stock, as reported on the Nasdaq Global Select Market, of $8.97 per share on December 31, 2019.
(3)
Represents shares of restricted stock purchased upon early exercise of an option to acquire shares of our common stock that are subject to a right of repurchase in favor of us for the original exercise price in the event Dr. Jooss’ service with us terminates. The restricted stock vests, and our right of repurchase thereon lapses, in substantially equal monthly installments through the fourth anniversary of the vesting start date, subject to continued service to us. If we undergo a change in control, the outstanding restricted shares will fully vest, and our right of repurchase thereon will lapse.

Narrative to Summary Compensation Table and Outstanding Equity Awards at 2019 Fiscal Year End
2019 Salaries
Our named executive officers each receive a base salary to compensate them for services rendered to our Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.
For fiscal year 2019, Dr. Allen’s annual base salary was $540,000, Dr. Rousseau’s base salary was $424,360, and Dr. Jooss’s base salary was $393,382.
2019 Bonuses
We maintain an annual performance-based cash bonus program in which each of our named executive officers participated in 2019. Each named executive officer’s target bonus is expressed as a percentage of base salary which can be achieved by meeting certain corporate goals established by our board of directors and subject to downward discretion. The 2019 annual bonuses for Dr. Allen, Dr. Rousseau, and Dr. Jooss were targeted at 50%, 40%, and 40% of their respective base salaries.
In early 2020, our board of directors reviewed and approved the achievement of our 2019 corporate goals at 95%. Based on this level of achievement, our named executive officers were paid bonuses at 95% of their targeted amounts.
The annual cash bonuses paid to each named executive officer for 2019 performance are set forth above in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”
2019 Equity Compensation
On February 13, 2019, our board of directors granted Dr. Allen, Dr. Rousseau, and Dr. Jooss an option to purchase 180,000, 66,000, and 66,000 shares of our common stock, respectively. Each option has an exercise price per share equal to $12.02, which was the closing trading price of our common stock on the date of grant.

Each option vests as to 1∕48th of the initial number of shares underlying the option on each monthly anniversary of March 1, 2019, subject to the named executive officer’s continued service to us.
Options granted to Dr. Allen, Dr. Rousseau, and Dr. Jooss are subject to the accelerated vesting provisions in their employment agreements described below under “Executive Compensation Arrangements.”
Executive Compensation Arrangements
Employment Agreements
In September 2018, we entered into new employment agreements with each of our named executive officers, which superseded in their entirety their prior offer letters with us. Each employment agreement provides that the executive’s employment with us is at-will, and provides for an annual base salary and target annual bonus (expressed as a percentage of base salary), as well as severance and change in control benefits, as described below.
Under Dr. Allen’s employment agreement, if he is terminated without “cause” or resigns for “good reason” (as each is defined in his employment agreement), he will be eligible to receive the following: (i) an amount equal to the sum of his base salary and target annual bonus; and (ii) payment or reimbursement of up to 12 months of healthcare continuation coverage. In addition, if Dr. Allen is terminated without cause or resigns for good reason during the period commencing three months before and ending 12 months after a change in control of the Company, he will be eligible to receive the following: (i) an amount equal to the sum of (A) 150% of his base salary and (B) his target annual bonus; (ii) payment or reimbursement of up to 18 months of healthcare continuation coverage; and (iii) full vesting acceleration of all then-outstanding equity awards. The foregoing severance benefits are subject to Dr. Allen’s execution and non-revocation of a general release of claims against the Company.
Under each of Dr. Rousseau’s and Dr. Jooss’s employment agreements, if either is terminated without “cause” or resigns for “good reason” (as each is defined in their respective employment agreements), the executive will be eligible to receive the following: (i) an amount equal to the sum of (A) 75% of the executive’s base salary and (B) the executive’s target annual bonus; and (ii) payment or reimbursement of up to nine months of healthcare continuation coverage. In addition, if either is terminated without cause or resigns for good reason during the period commencing three months before and ending 12 months after a change in control of the Company, the executive will be eligible to receive the following: (i) an amount equal to the sum of the executive’s base salary and target annual bonus; (ii) payment or reimbursement of up to 12 months of healthcare continuation coverage; and (iii) full vesting acceleration of all then-outstanding equity awards. The foregoing severance benefits are subject to the executive’s execution and non-revocation of a general release of claims against the Company.
Other Elements of Compensation
Retirement Savings and Health and Welfare Benefits
We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. Currently, we may match (in our discretion) contributions made by participants in the 401(k) plan in the amount equal to 50% of up to 4% of the participant’s eligible compensation contributed to the plan, not to exceed 2% of a participant’s eligible compensation. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.
All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including medical, dental and vision benefits; medical and dependent care flexible spending accounts; short-term and long-term disability insurance; and life and AD&D insurance.
Perquisites and Other Personal Benefits
We provide limited perquisites to our named executive officers when our compensation committee determines that such perquisites are necessary or advisable to fairly compensate or incentivize our employees. In 2019, we reimbursed Dr. Jooss for her commuting expenses and reimbursed her for taxes incurred in connection with such commuting expense reimbursement.

Equity Compensation Plan Information
The following table provides certain information as of December 31, 2019, with respect to all of our equity compensation plans in effect on that date:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(3)
Equity Compensation Plans Approved by Stockholders(1)(2)(3)	3,165,961(4)	$7.83	3,211,717(5)
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	3,165,961	$7.83	3,211,717
(1)	Consists of the Gritstone Oncology, Inc. 2018 Incentive Award Plan, 2018 Employee Stock Purchase Plan and 2015 Equity Incentive Plan, as amended.
(2)
The 2018 Equity Incentive Award Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2019 and ending in 2028 equal to the lesser of (A) four percent (4%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our board of directors; provided, however, that no more than 45,000,000 shares of stock may be issued upon the exercise of incentive stock options.

(3)
The 2018 Employee Stock Purchase Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance under such plan shall be increased on the first day of each year beginning in 2019 and ending in 2028 equal to the lesser of (A) one percent (1%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our board of directors; provided, however, no more than 5,000,000 shares of stock may be issued under the 2018 Employee Stock Purchase Plan.

(4)	Consists of 3,165,961 shares of common stock underlying outstanding options.
(5)	Includes 516,707 shares that were available for future issuance as of December 31, 2019 under the 2018 Employee Stock Purchase Plan.

DIRECTOR COMPENSATION
Pursuant to our Director Compensation Program as in effect in 2019, our non-employee directors receive cash compensation as follows:
•	Each non-employee director receives an annual cash retainer in the amount of $35,000 per year.
•	The Independent Chairperson receives an additional annual cash retainer in the amount of $30,000 per year.
•
The chairperson of the audit committee receives additional annual cash compensation in the amount of $15,000 per year for such chairperson’s service on the audit committee. Each non-chairperson member of the audit committee receives additional annual cash compensation in the amount of $7,500 per year for such member’s service on the audit committee.

•
The chairperson of the compensation committee receives additional annual cash compensation in the amount of $10,000 per year for such chairperson’s service on the compensation committee. Each non-chairperson member of the compensation committee receives additional annual cash compensation in the amount of $5,000 per year for such member’s service on the compensation committee.

•
The chairperson of the nominating and corporate governance committee receives additional annual cash compensation in the amount of $8,000 per year for such chairperson’s service on the nominating and corporate governance committee. Each non-chairperson member of the nominating and corporate governance committee receives additional annual cash compensation in the amount of $4,000 per year for such member’s service on the nominating and corporate governance committee.

Under the Director Compensation Program as in effect in 2019, each non-employee director will automatically be granted an option to purchase 15,942 shares of our common stock upon the director’s initial appointment or election to our board of directors, referred to as the Initial Grant, and an option to purchase 8,570 shares of our common stock automatically on the date of each annual stockholder’s meeting thereafter, referred to as the Annual Grant. The Initial Grant will vest in substantially equal monthly installments for three years from the date of grant, subject to continued service through each applicable vesting date. The Annual Grant will vest on the earlier of the first anniversary of the date of grant or the date of the next annual stockholder’s meeting to the extent unvested as of such date, subject to continued service through each applicable vesting date.
In February 2020, our board of directors amended the Director Compensation Program to increase the number of shares underlying the Initial Grant and the Annual Grant to 25,000 shares and 12,500 shares, respectively, and to increase the annual cash retainer for all non-employee directors to $40,000. All other terms of the Director Compensation Program remain unchanged.
Director Compensation Table
The following table sets forth information regarding compensation awarded to, earned by or paid to our non-employee directors during 2019:
Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Richard Heyman, Ph.D.	44,000	61,949	—	105,949
Judith Li	43,000	61,949	—	104,949
Elaine Jones, Ph.D.(3)	12,750	89,968	—	102,718
Steve Krognes	55,000	61,949	—	116,949
Nicholas Simon	42,500	61,949	—	104,449
Peter Svennilson(4)	29,750	61,949	—	91,699
Thomas Woiwode, Ph.D.	49,000	61,949	—	110,949
(1)	Amounts represent the annual cash retainer and committee fees paid to each of our non-employee directors in the year ended December 31, 2019 pursuant to our Director Compensation Program.
(2)
Amounts reflect the aggregate grant date fair value of stock options granted during 2019 computed in accordance with the provisions of Accounting Standards Codification (ASC) 718, Compensation – Stock Compensation. The assumptions that we used to calculate these amounts are discussed in Note 10 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. The number of shares underlying outstanding equity awards held by our non-employee directors as of December 31, 2019 is shown in the table below. The “Restricted Shares” column in the table below represents shares of restricted stock that were acquired upon early exercise of stock options and were subject to a right of repurchase as of December 31, 2019.
Name	Shares Underlying Option Awards (#)	Restricted Shares (#)
Richard Heyman, Ph.D.	8,570	1,724
Judith Li	8,570	—
Elaine Jones, Ph.D.	15,942	—
Steve Krognes	24,512	—
Nicholas Simon	8,570	—
Thomas Woiwode, Ph.D.	8,570	—
(3)	Dr. Jones joined our board of directors in September 2019.
(4)	Mr. Svennilson resigned from our board of directors in September 2019.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information as to the beneficial ownership of our common stock as of April 21, 2020 for:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 21, 2020 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
The percentage of shares beneficially owned is computed on the basis of 37,076,367 shares of our common stock outstanding as of April 21, 2020. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and Schedules 13G, if any, filed with the SEC, as well as information provided by The Nasdaq Stock Market, LLC. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Gritstone Oncology, Inc., 5959 Horton Street, Suite 300, Emeryville, CA 94608.
	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Common Stock	Securities Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percent
5% Stockholders:
Entities affiliated with Versant Ventures(1)	3,102,929	—	3,102,929	8.4%
The Column Group II, LP(2)	3,102,934	—	3,102,934	8.4%
Clarus Lifesciences III, L.P.(3)	2,567,445	—	2,567,445	6.9%
FMR LLC(4)	5,318,623	—	5,318,623	14.3%
Entities affiliated with Frazier Healthcare(5)	2,061,758	—	2,061,762	5.6%
Trinitas Capital G, L.P.(6)	1,924,711	—	1,924,711	5.2%
Entities affiliated with Redmile Group, LLC(7)	2,916,594	—	2,916,594	7.9%
Casdin Capital, LLC(8)	2,590,000	—	2,590,000	7.0%
Named Executive Officers and Directors:
Andrew Allen, M.D., Ph.D.(9)	1,449,275	132,615	1,581,890	4.3%
Karin Jooss(10)	321,883	48,934	370,817	1.0%*
Raphaël Rousseau, M.D., Ph.D.	—	170,424	170,424	*
Richard Heyman, Ph.D.(11)	53,323	8,570	61,893	*
Elaine Jones, Ph.D.	—	3,986	3,986	*
Steve Krognes	—	15,880	15,880	*
Judith Li	—	8.570	8,570	*
Nicholas Simon(12)	2,567,445	8,570	2,576,015	6.9%
Thomas Woiwode, Ph.D.(13)	3,102,929	8,570	3,111,499	8.4%
All executive officers and directors as a group ([15] persons)(14)	7,791,303	790,247	8,581,550	22.7%
*	Indicates beneficial ownership of less than 1% of the outstanding shares of common stock.
(1)
Consists of (i) 2,723,031 shares of common stock held by Versant Venture Capital V, L.P. (“VVC V”), (ii) 207,234 shares of common stock held by Versant Venture Capital V (Canada) LP (“VVC CAN”), (iii) 90,756 shares of common stock held by Versant Ophthalmic

Affiliates Fund I, L.P. (“VOA”), and (iv) 81,908 shares of common stock held by Versant Affiliates Fund V, L.P. (“VAF V” and together with VVC V, VVC CAN, VOA, the “Versant Entities”). Versant Ventures V, LLC (“VV V”) is the sole general partner of VVC V, VAF V and VOA. Samuel D. Colella (“Colella”), William J. Link (“Link”), Bradley Bolzon, Ph.D (“Bolzon”), Jerel Davis (“Davis”), Kirk G. Nielsen (“Nielsen”), Thomas Woiwode (“Woiwode”) and Robin L. Praeger (“Praeger”) are managing directors of VV V. Versant Ventures V GP-GP (Canada), Inc. (“VV V CAN GP”) is the sole general partner of Versant Ventures V (Canada), L.P. (“VV V CAN”, and, together with VVC V, VV V, VAF V, VOA, VVC CAN, and VV V CAN GP, the “Versant Reporting Persons”). VV V CAN is the sole general partner of VVC CAN. Colella, Link, Bolzon, Davis, Praeger, Nielsen and Woiwode are directors of VV V CAN GP. Colella, Link, Bolzon, Davis, Praeger, Nielsen and Woiwode may be deemed to share voting and investment power over the shares of our common stock held by the Versant Entities, and disclaim beneficial ownership of all such shares except to the extent of their pecuniary interest therein. The address for each of the Versant Reporting Persons is One Sansome Street, Suite 3630, San Francisco, CA 94104.
(2)
Based solely on a Schedule 13G filed with the SEC on February 13, 2019 with respect to shares of common stock beneficially owned on December 31, 2018, as updated by information provided to Gritstone by The Nasdaq Stock Market LLC as of March 31, 2020. The Column Group II GP, LP is the general partner of The Column Group II, LP. The managing partners of The Column Group II GP, LP are David Goeddel and Peter Svennilson. The managing partners of The Column Group II GP, LP may be deemed to have voting and investment power with respect to such shares. Messrs. Goeddel and Svennilson disclaim beneficial ownership of all shares above except to the extent of their pecuniary interest therein. The address of the above persons and entities is 1700 Owens Street, Suite 500, San Francisco, California 94158.

(3)
Based solely on a Schedule 13D/A filed with the SEC on January 11, 2019 by the following persons and entities (collectively, the “Clarus Reporting Persons”) with respect to shares of common stock beneficially owned as of January 4, 2019, as updated by information provided to Gritstone by The Nasdaq Stock Market LLC as of March 31, 2020: Clarus Lifesciences III, L.P. (the “Fund”); Clarus Ventures III GP, L.P. (“Clarus GP”), which is the sole general partner of the Fund, Blackstone Clarus III L.L.C., which is the sole general partner of Clarus GP, Blackstone Holdings II L.P., which is the sole member of Blackstone Clarus III L.L.C., Blackstone Holdings I/II GP Inc., which is the sole general partner of Blackstone Holdings II L.P., The Blackstone Group L.P., which is the controlling shareholder of Blackstone Holdings I/II GP Inc., and Blackstone Group Management L.L.C. (collectively, with Blackstone Clarus III L.L.C., Blackstone Holdings II L.P., Blackstone Holdings I/II GP Inc. and The Blackstone Group L.P., the “Control Entities”), which is the sole general partner of The Blackstone Group L.P. and which is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman; and Clarus Ventures III, LLC (“Clarus GP LLC”), and Robert Liptak, Nicholas Simon, Nicholas Galakatos, Dennis Henner and Kurt Wheeler (together, the “Managing Directors”, and collectively with Clarus GP LLC, the “Clarus Persons”). The Managing Directors are the members of Clarus GP LLC. Clarus GP LLC is the former general partner of Clarus GP. Each such Reporting Person may be deemed to beneficially own the common stock beneficially owned by the Fund directly or indirectly controlled by it or him, but each of the Clarus Reporting Persons expressly disclaims beneficial ownership of such common stock. The address of the principal business office of the Fund, Clarus GP and each of the Clarus Persons is Clarus Ventures, 101 Main Street, Suite 1210, Cambridge, MA 02142. The address of the principal business office of each of the Control Entities and Mr. Schwarzman is c/o The Blackstone Group L.P., 345 Park Avenue, New York, NY 10154.

(4)
Based solely on a Schedule 13G/A filed with the SEC on February 7, 2020 by the following persons and entities with respect to shares of common stock beneficially owned as of December 31, 2019, as updated by information provided to Gritstone by the The Nasdaq Stock Market LLC as of March 31, 2020: FMR LLC and Abigail P. Johnson. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(5)
Based solely on a Schedule 13G filed with the SEC on February 14, 2019 by the following persons and entities with respect to shares of common stock beneficially owned as of December 31, 2018, as updated by information provided to Gritstone by The Nasdaq Stock Market LLC as of March 31, 2020, consists of (i) 1,604,517 shares of common stock held by Frazier Healthcare VII, L.P. and (ii) 457,241 shares of common stock held by Frazier Healthcare VII-A, L.P. The general partner of Frazier Healthcare VII, L.P. and Frazier Healthcare VII-A, L.P. is FHM VII, L.P., a Delaware limited partnership. The general partner of FHM VII, L.P. is FHM VII, LLC, a Delaware limited liability company. Alan Frazier, Nader Naini, Patrick Heron, James Topper, Nathan Every, and Brian Morfitt are members of FHM VII, LLC and may be deemed to share voting and investment power with respect to the shares held by FHM VII, LLC. The address of the above persons and entities is 601 Union, Suite 3200, Seattle, Washington 98101.

(6)
Based solely on information provided to Gritstone by The Nasdaq Stock Market LLC indicating beneficial ownership as of March 31, 2020, Trinitas Capital, Inc. is the general partner of Trinitas Capital G, L.P., and Cheng Zhou and Bing Han share management power of Trinitas Capital, Inc. and investment and voting power with respect to the shares held by Trinitas Capital G, L.P. The address of the above persons and entities is 401, 4/F Building 2, No. 39, Dongzhimenwai Street, Dongcheng District, Beijing, China.

(7)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2020 with respect to shares of common stock beneficially owned as of December 31, 2019, as updated by information provided to Gritstone by the The Nasdaq Stock Market LLC as of March 31, 2020. Redmile Group, LLC’s beneficial ownership of our common stock is comprised of 3,116,594 shares of common stock owned by certain private investment vehicles and/or separately managed accounts managed by Redmile Group, LLC, which shares of Common Stock may be deemed beneficially owned by Redmile Group, LLC as investment manager of such private investment vehicles and/or separately managed accounts. The reported securities may also be deemed beneficially owned by Jeremy C. Green as the principal of Redmile Group, LLC. Redmile Group, LLC and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. The address of the above person and entities is One Letterman Drive, Building D, Suite D3-300, San Francisco, California 94129.

(8)
Based solely on a Schedule 13G/A filed with the SEC on February 6, 2020 with respect to shares of common stock beneficially owned on December 31, 2019, as updated by information provided to Gritstone by the The Nasdaq Stock Market LLC as of March 31, 2020.

Casdin Partners GP, LLC is the general partner of Casdin Capital, LLC. The managing partner of Casdin Partners GP, LLC is Eli Casdin. The managing partner of Casdin Partners GP, LLC may be deemed to have voting and investment power with respect to such shares. Mr. Casdin disclaims beneficial ownership of all shares above except to the extent of his pecuniary interest therein. The address of the above persons and entities is 1350 Avenue of the Americas, Suite 2600, New York, New York 10019.
(9)
Consists of (i) 1,449,275 shares of common stock held directly by a family trust of which Dr. Allen is a trustee and (ii) 132,615 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 21, 2020.

(10)	Consists of (i) 321,883 shares of common stock held by Dr. Jooss and (ii) 48,934 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 21, 2020.
(11)	Consists of (i) 53,323 shares of common stock, and (ii) 8,570 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 21, 2020.
(12)
Consists of (i) the shares described in footnote 3 above, of which Mr. Simon disclaims beneficial ownership except to the extent of his pecuniary interests therein, and (ii) 8,570 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 21, 2020.

(13)
Consists of (i) the shares described in footnote 1 above, of which Dr. Woiwode disclaims beneficial ownership except to the extent of his pecuniary interests therein, and (ii) 8,570 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 21, 2020.

(14)	Consists of (i) 7,791,303 shares of common stock, and (ii) 790,247 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 21, 2020.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during the year ended December 31, 2019, other than with respect to a Form 4 filing for Erin Jones on March 6, 2019 reporting the exercise of a stock option and Form 4 filings for Andrew Allen, Jean-Marc Bellemin, Erin Jones, Karin Jooss, Matthew Hawryluk, Raphaël Rousseau and Roman Yelensky on March 14, 2019 reporting the issuance of stock option grants.
ADDITIONAL INFORMATION
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
Brokers with account holders who are Gritstone stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker or (2) direct your written request to: 5959 Horton Street, Suite 300, Emeryville, CA 94608. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Form 10-K, Proxy Statement, Proxy Card or Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.
Incorporation by Reference
Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by us under those statutes, the Audit Committee Report will not be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes. In addition, information on our website, other than our proxy statement, notice and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.
Other Matters
As of the date of this Proxy Statement, the board of directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties.
If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in the discretion of the proxy holder.

We have filed our Annual Report on Form 10-K for the year ended December 31, 2019 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov and our website at http://www.gritstoneoncology.com. Upon written request by a Gritstone stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Corporate Secretary, 5959 Horton Street, Suite 300, Emeryville, CA 94608.

By Order of the Board of Directors

/s/ Andrew Allen
Andrew Allen, M.D., Ph.D.
President and Chief Executive Officer
April 24, 2020

GRITSTONE ONCOLOGY, INC.
5959 HORTON STREET, SUITE 300
EMRYVILLE, CALIFORNIA 94608

VOTE BY INTERNET - www.proxyvote.com
Before the Meeting: Access to www.proxyvote.com to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 17, 2020 for shares held directly and by 11:59 P.M. ET on June 15, 2020 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting: Access www.virtualshareholdermeeting.com/GRTS2020 and follow the instructions posted at the website. Have the information that is printed in the box marked by the arrow -> [XXXX XXXX XXXX XXXX] (located below) available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 17,2020 for shares held directly and by 11:59 P.M. ET on June 15, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Richard Heyman 02 Nicholas Simon 03 Thomas Woiwode

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000465179_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com

GRITSTONE ONCOLOGY, INC.
Annual Meeting of Stockholders
June 18, 2020 9:00 AM PDT
This proxy is solicited by the Board of Directors

The stockholders hereby appoint Andrew Allen and Jean-Marc Bellemin, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of GRITSTONE ONCOLOGY, INC. that the stockholders are entitled to vote at the Annual Meeting of stockholders to be held at 09:00 AM, PDT on June 18, 2020, at www.virtualshareholdermeeting.com/GRTS2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000465179_2 R1.0.1.18